Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports first quarter 2013 results

BATON ROUGE, LA – April 17, 2013 –

First quarter 2013 highlights:

•	Earnings of $82.7 million, or $0.93 per share, excluding non-operating items.

•	Net sales of $642 million and EBITDA margin, excluding non-operating items, of 22 percent.

•	Increased dividend by 20% and announced intention to repurchase 10% of outstanding shares by end of year.

•	Repurchased approximately 1 million shares in first quarter.

	Three Months Ended
	March 31,
In thousands, except per share amounts	2013	2012
Net sales	$641,625	$711,704
Segment income	$133,625	$179,763
Net income attributable to Albemarle Corporation	$83,987	$114,262
Diluted earnings per share	$0.94	$1.27
Non-operating pension and OPEB adjustments(a)	(0.01)	(0.02)

Diluted earnings per share, excluding non-operating items	$0.93	$1.25

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported first quarter 2013 earnings of $84.0 million, or $0.94 per share, compared to first quarter 2012 earnings of $114.3 million, or $1.27 per share. Excluding non-operating items, first quarter 2013 earnings were $82.7 million, or $0.93 per share, compared to $112.6 million, or $1.25 per share, for 2012. The Company reported net sales of $641.6 million in the first quarter of 2013 compared to net sales of $711.7 million in the first quarter of 2012, driven by our exit from the phosphorus flame retardants business, lower metals surcharges and pricing on certain products.

“First quarter results matched our expectation that 2013 would begin the year slowly,” stated Luke Kissam, CEO. “Catalysts was impacted by start-up costs from our two greenfield polyolefin catalysts expansions and an unfavorable mix in Refinery Catalysts. In Fine Chemistry, we saw robust demand for drilling fluids and an expected slow quarter in custom manufacturing. Polymer Solutions showed modest improvement from fourth quarter, but our current order book patterns suggest that demand for our portfolio of products in consumer electronics, construction and European auto markets will remain sluggish.”

Quarterly Segment Results

Catalysts generated net sales of $235.5 million in the first quarter of 2013, a 20 percent decrease from net sales in the first quarter of 2012, due mainly to lower metals surcharges, unfavorable mix and lower overall volumes. Catalysts segment income was $57.0 million in the first quarter of 2013, down 32 percent from first quarter 2012 results of $83.4 million, due primarily to lower metals surcharges and volumes and unfavorable mix.

Polymer Solutions reported net sales of $214.8 million in the first quarter of 2013, a 6 percent decrease from net sales in the first quarter of 2012, due to the year-over-year effects of our phosphorus flame retardants business exit in the second quarter of 2012. Higher sales volumes in our core products were offset by lower pricing and unfavorable mix. Segment income for Polymer Solutions was $45.3 million in the first quarter of 2013, an 18 percent decline from $55.4 million in the first quarter of 2012, driven by lower pricing, higher variable input costs and unfavorable foreign currency impacts, partly offset by favorable sales volumes and favorable impacts from our exit of the phosphorus flame retardants business.

Fine Chemistry net sales in the first quarter of 2013 were $191.3 million, a 1 percent increase over net sales in the first quarter of 2012, due mainly to favorable sales volume partly offset by unfavorable pricing impacts. Segment income for Fine Chemistry was $31.4 million for the first quarter of 2013, down 24 percent from first quarter 2012 results of $41.0 million, due to unfavorable pricing, lower factory operating rates and timing of custom services projects.

Corporate and Other

Corporate and other expense was $14.0 million ($16.1 million excluding non-operating items) for the first quarter of 2013. The $3.6 million decrease from the comparable period in 2012 was due primarily to lower personnel-related costs and other spending.

Interest and financing expenses were $5.2 million for the first quarter of 2013 compared to $8.7 million for the first quarter of 2012, with this decrease due primarily to increases in interest capitalized on higher average construction project balances outstanding and lower variable-rate borrowings year-over-year.

Excluding non-operating items (see notes to the condensed consolidated financial information), our effective income tax rates were 24.6 percent and 26.0 percent for the first quarter of 2013 and 2012, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $99 million for the three months ended March 31, 2013, and we had $435 million in cash and cash equivalents at March 31, 2013. During the three months ended March 31, 2013, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $55 million (which includes approximately $19 million in capital expenditures associated with our Jordanian joint venture), dividends to shareholders of $17.8 million and repurchases of $60.8 million, or approximately 1.0 million shares, of our common stock.

Earnings Call

The Company’s performance for the first quarter ended March 31, 2013 will be discussed on a conference call at 9:00 AM Eastern Daylight time on April 18, 2013. The call can be accessed by dialing 888-680-0879 (International Dial-In # 617-213-4856), and entering conference ID 46604711. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry. The Company employs more than 4,000 people worldwide and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to product development, changes in productivity, market trends, price, volume and mix changes, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through increases; acquisitions and divestitures, and changes in performance of acquired companies; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest, including terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in monetary policies or inflation or interest rates, which may impact our ability to raise capital or increase our cost of funds, the performance of our pension fund investments and our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other innovation risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net sales	$641,625	$711,704
Cost of goods sold	442,035	460,724

Gross profit	199,590	250,980
Selling, general and administrative expenses(b)	64,750	74,004
Research and development expenses	19,953	19,049

Operating profit	114,887	157,927
Interest and financing expenses	(5,231)	(8,734)
Other expenses, net	(4,209)	(118)

Income before income taxes and equity in net income of unconsolidated investments	105,447	149,075
Income tax expense	26,192	39,028

Income before equity in net income of unconsolidated investments	79,255	110,047
Equity in net income of unconsolidated investments (net of tax)	10,261	8,586

Net income	89,516	118,633
Net income attributable to noncontrolling interests	(5,529)	(4,371)

Net income attributable to Albemarle Corporation	$83,987	$114,262

Basic earnings per share	$0.95	$1.28
Diluted earnings per share	$0.94	$1.27
Weighted-average common shares outstanding – basic	88,719	88,997
Weighted-average common shares outstanding – diluted	89,236	89,947

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$434,904	$477,696
Other current assets	968,596	929,617

Total current assets	1,403,500	1,407,313

Property, plant and equipment	2,850,731	2,818,604
Less accumulated depreciation and amortization	1,532,972	1,522,033

Net property, plant and equipment	1,317,759	1,296,571

Other assets and intangibles	729,186	733,407

Total assets	$3,450,445	$3,437,291

LIABILITIES AND EQUITY
Current portion of long-term debt	$9,228	$12,700
Other current liabilities	425,023	372,309

Total current liabilities	434,251	385,009

Long-term debt	686,592	686,588
Other noncurrent liabilities	361,102	370,318
Deferred income taxes	66,260	63,368
Albemarle Corporation shareholders’ equity	1,797,997	1,833,598
Noncontrolling interests	104,243	98,410

Total liabilities & equity	$3,450,445	$3,437,291

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash and cash equivalents at beginning of year	$477,696	$469,416
Cash and cash equivalents at end of period	$434,904	$519,359

Sources of cash and cash equivalents:

Net income	$89,516	$118,633

Proceeds from exercise of stock options	1,720	2,569

Uses of cash and cash equivalents:

Capital expenditures	(55,335)	(54,784)

Repurchases of common stock	(60,798)	—

Repayments of long-term debt	(3,604)	(7,149)

Dividends paid to shareholders	(17,808)	(15,578)

Pension and postretirement contributions	(1,741)	(2,527)

Non-cash and other items:

Depreciation and amortization	25,244	24,235

Pension and postretirement expense	1,582	243

Equity in net income of unconsolidated investments	(10,261)	(8,586)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net sales:
Polymer Solutions	$214,774	$228,131
Catalysts	235,573	293,522
Fine Chemistry	191,278	190,051

Total net sales	$641,625	$711,704

Segment operating profit:
Polymer Solutions	$43,670	$54,547
Catalysts	49,045	76,641
Fine Chemistry	36,178	44,363

Total segment operating profit	128,893	175,551

Equity in net income of unconsolidated investments:
Polymer Solutions	2,308	1,845
Catalysts	7,953	6,741
Fine Chemistry	—	—
Corporate & other	—	—

Total equity in net income of unconsolidated investments	10,261	8,586

Net (income) loss attributable to noncontrolling interests:
Polymer Solutions	(708)	(1,002)
Catalysts	—	—
Fine Chemistry	(4,821)	(3,372)
Corporate & other	—	3

Total net income attributable to noncontrolling interests	(5,529)	(4,371)

Segment income:
Polymer Solutions	45,270	55,390
Catalysts	56,998	83,382
Fine Chemistry	31,357	40,991

Total segment income	133,625	179,763
Corporate & other(a)	(14,006)	(17,621)
Interest and financing expenses	(5,231)	(8,734)
Other expenses, net	(4,209)	(118)
Income tax expense	(26,192)	(39,028)

Net income attributable to Albemarle Corporation	$83,987	$114,262

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest costs and expected return on assets, are included in Corporate & other as follows:

•

For the three months ended March 31, 2013 and 2012, net benefits amounting to $2.1 million ($1.3 million after income taxes, or $0.01 per share) and $2.7 million ($1.7 million after income taxes, or $0.02 per share), respectively. There were no MTM actuarial gains/losses recorded during the three months ended March 31, 2013 and 2012.

Although non-operating pension and OPEB items are included in our GAAP operating profit, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses.

(b)	The quarter ended March 31, 2012 includes a gain of $8.1 million ($5.1 million after tax, or $0.06 per share) resulting from proceeds received in connection with the settlement of litigation (net of related legal fees). The quarter ended March 31, 2012 also includes an $8 million charitable contribution ($5.1 million after tax, or $0.06 per share) to the Albemarle Foundation.

Additional Information

It should be noted that Net income attributable to Albemarle Corporation (“earnings”), earnings per share and effective income tax rates which exclude non-operating items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding non-operating items, EBITDA margin and EBITDA margin excluding non-operating items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of Net income attributable to Albemarle Corporation excluding non-operating items, EBITDA and EBITDA excluding non-operating items to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding non-operating items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding non-operating items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding non-operating items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended
	March 31,
	2013	2012

Total segment operating profit	$128,893	$175,551
Corporate & other*	(14,006)	(17,624)

GAAP Operating profit	$114,887	$157,927

Total segment income	$133,625	$179,763
Corporate & other	(14,006)	(17,621)
Interest and financing expenses	(5,231)	(8,734)
Other expenses, net	(4,209)	(118)
Income tax expense	(26,192)	(39,028)

GAAP Net income attributable to Albemarle Corporation	$83,987	$114,262

*	Excludes corporate equity income and noncontrolling interest adjustments of $3 for the three-month period ended March 31, 2012.

See below for a reconciliation of Net income attributable to Albemarle Corporation excluding non-operating items, EBITDA and EBITDA excluding non-operating items, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding non-operating items is defined as EBITDA before the non-operating items as listed below.

	Three Months Ended
	March 31,
	2013	2012

Net income attributable to Albemarle Corporation	$83,987	$114,262

Add back:
Non-operating pension and OPEB adjustments (net of tax)	(1,297)	(1,703)

Net income attributable to Albemarle Corporation excluding non-operating items	$82,690	$112,559

Net income attributable to Albemarle Corporation	$83,987	$114,262

Add back:
Interest and financing expenses	5,231	8,734
Income tax expense	26,192	39,028
Depreciation and amortization	25,244	24,235

EBITDA	140,654	186,259
Non-operating pension and OPEB adjustments	(2,069)	(2,694)

EBITDA excluding non-operating items	$138,585	$183,565

Net sales	$641,625	$711,704

EBITDA Margin	21.9%	26.2%

EBITDA Margin excluding non-operating items	21.6%	25.8%